EXHIBIT 10.63

                              CONSULTING AGREEMENT

         This Consulting Agreement is made as of January 1, 1997 by and between FiberCore, Inc., a Nevada corporation with its principal office at 253 Worcester Road, Charlton, MA 01507 ("FCI") and One Financial Group Incorporated, a New York Corporation with its principal office at 3 Barker Avenue, White Plains, NY 10601 ("OFG").

         WHEREAS, OFG has been providing consulting services to FCI and its affiliates (collectively "FCI"), and FCI is desirous of continuing the services of OFG; and

         WHEREAS, FCI and OFG desire to enter into a new agreement to provide for the retention of OFG as a consultant to FCI, upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual undertakings contained herein, the parties agree as follows:

          1. Retention and Services. FCI hereby agrees to retain OFG, and OFG hereby agrees to provide consulting services to FCI, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in
                  Section 3 (the "Consulting Period"). FCI agrees to give OFG reasonable notice prior to requesting services. FCI acknowledges that OFG has other clients that it performs similar services for and, accordingly, nothing in this Agreement shall prohibit OFG or any officer or shareholder thereof from investing in, rendering similar services to, or becoming involved with any other company. Notwithstanding the foregoing, OFG agrees that it will not perform services for companies that compete with FCI, except upon receiving written approval of FCI.

         2. Compensation: During the Consulting period, OFG shall receive a monthly retainer fee of $5,000. The retainer fee which is based on an hourly rate of $185 is subject to a quarterly adjustment for the actual number of consulting hours provided. The retainer fee shall be paid by the fifteenth day of each month. Adjustments, if any, shall be made to the retainer fee payable in the first month following the end of each calendar quarter. For example, any adjustment attributable to the first quarter, shall be added to or subtracted from the April retainer fee or if necessary, in the case of a subtraction, to the following month(s). OFG shall be reimbursed for reasonable out-of-pocket expenses incurred in connection with the consulting services performed for FCI, including, by way of example and not limitation, travel, lodging, entertainment, and communications. Such expenses shall be paid at the same time as the monthly retainer fee.




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         3.       Term: The Consulting Period shall end on December 31, 1997 and shall extend for additional one year periods (the "Renewal Period"), unless written notice of termination is received by either party ninety (90) days prior to the commencement of a Renewal Period.

         4. Confidential Information: OFG acknowledges that the information and data obtained by it while performing services for FCI concerning business and affairs of FCI that are not generally available to the public are the property of FCI. OFG agrees that it shall treat such information as confidential. Notwithstanding the foregoing, if OFG becomes legally compelled to disclose confidential information pursuant to judicial or administrative subpoena or process or other legal obligation, OFG may make such disclosure to comply with such subpoena, process or legal obligation.

         5.       Miscellaneous:
                  --------------

                  (a) Notice - All notices or other communication to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally, one business day following when sent via a nationally recognized overnight courier, or when sent via facsimile confirmed in writing to the recipient.

                  (b) Severability - Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (c) Entire Agreement - This Agreement embodies the complete agreement and understanding between the parties and supersedes and preempts any prior understandings or agreements, written or oral, which may have related to the subject matter hereof in any way.

                  (d) Amendments and Waivers - Any provision of this Agreement may be amended or waived only with the prior written consent of the parties.

                  (e) Governing Law - This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

                  (f) Counterparts - This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same



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                  instrument.

                  (g) Headings - The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or of any term or provision hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                Fiber Core, Inc.

                                By: /s/  Michael J. Beecher
                                    --------------------------------------------
                                         Michael J. Beecher
                                Title:   Chief Financial Officer and Treasurer
                                       -----------------------------------------

                                One Financial Group Incorporated

                                By: /s/  Steven Phillips
                                    --------------------------------------------
                                         Steven Phillips
                                Title:   President




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